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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of June 21, 2001, by and between Robert Singer, an individual resident of the State of Georgia ("Employee"), and Horizon Medical Products, Inc., a Georgia corporation (the "Employer").

                              W I T N E S S E T H:

         WHEREAS, Employer desires to continue the employment of Employee and Employee desires to continue to be employed by Employer, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1 EMPLOYMENT.

         Subject to the terms hereof, Employer agrees to continue the employment of Employee, and Employee hereby accepts such employment. Employee will serve as Vice President-Sales of Employer. Employee agrees to devote his full business time and best efforts to the performance of the duties that the Chief Executive Officer of Employer or the Chief Operating Officer of Employer (or President if there is no Chief Operating Officer) may assign Employee from time to time, which duties will be consistent with Employee's position and title.

         SECTION 2 TERM OF EMPLOYMENT.

         The term of Employee's employment hereunder (the "Term") shall be from June 21, 2001 (the "Effective Date") until termination upon the occurrence of any of the following events, provided that the Term shall expire on June 21, 2003 if not previously terminated:

                  (I) The death or total disability of Employee (total disability meaning the failure to fully perform his normal required services hereunder for a period of three (3) consecutive months during the Term hereof, as determined by the Board of Directors, by reason of mental or physical disability);

                  (II) The termination by Employer of Employee's employment hereunder, upon prior written notice to Employee, for "good cause". For purposes of this Agreement, "good cause"


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                           for termination of Employee's employment shall exist
                           (A) if Employee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation, or embezzlement, (B) if Employee has engaged in a dishonest act to the material damage or prejudice of Employer or an affiliate of Employer, or in misconduct or unlawful or improper activities materially damaging to the business of Employer or an affiliate of Employer, or (C) if Employee fails to comply with the terms of this Agreement, and, within thirty (30) days after written notice from Employer of such failure, Employee has not corrected such failure or, having once received such notice of failure and having so corrected such failure, Employee at any time thereafter again so fails, provided, that Employee will be given the opportunity to explain his position in the matter at a meeting of the Board of Directors of Employer prior to any termination under this clause (C), or (D) if Employee wilfully neglects or breaches his duties or engages in intentional misconduct in discharging his duties as an officer and employee of the Employer, or (E) if Employee fails to meet the quarterly or annual management business objectives specifically for Employee that are mutually agreed to by the Chief Executive Officer of Employer and Employee or by the Chief Operating Officer and Employee;

                  (III) The termination of this Agreement by Employee upon at least ninety (90) days prior written notice;

                  (IV) The termination of this Agreement by Employer without cause upon at least thirty (30) days prior written notice; or

                  (V) The termination of this Agreement by mutual written agreement of Employer and Employee.

         SECTION 3 COMPENSATION.

                  3.1 TERM OF EMPLOYMENT. Employer will provide Employee with the following salary, expense reimbursement, and additional employee benefits during the term of employment hereunder:



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                  (A)      SALARY. Employee will be paid a salary (the "Salary")
                           of no less than One Hundred Fifty Thousand Dollars ($150,000.00) per annum, less deductions and withholdings required by applicable law. The Salary shall be paid to Employee in equal monthly installments (or on such more frequent basis as other executives of Employer are compensated). The Salary may be reviewed by the Board of Directors or the Compensation Committee of the Board of Directors (the "Compensation Committee") of Employer on at least an annual basis, but shall not be below $150,000.00.

                  (B) BONUS. For each calendar quarter during the Term, Employee shall be eligible to earn a bonus of Ten Thousand Dollars ($10,000.00), based upon the actual domestic sales performance of Employer during such calendar quarter. If Employer's domestic sales during a calendar quarter exceed the amount of domestic sales of Employer set forth in Employer's operating plan for the year in question, the Employee is entitled to such bonus. If such bonus is earned by Employee for a calendar quarter, the bonus will be paid within 30 to 45 days after the quarter.

                  (C) CAR ALLOWANCE. Employer shall provide Employee with a monthly allowance of $500.00 for automobile.

                  (D) VACATION. Employee shall receive four (4) weeks vacation time per calendar year during the term of this Agreement commencing with the year 2001. Any unused vacation days in any calendar year may not be carried over to subsequent years.

                  (E) EXPENSES. Employer shall reimburse Employee for all reasonable and necessary expenses incurred by Employee at the request of and on behalf of Employer. Reimbursement requests will comply with the Employer's procedures and policies and must be approved by the Chief Executive Officer or the Chief Operating Officer.

                  (F) BENEFIT PLANS. Employee may participate in such medical, dental, disability, hospitalization, life insurance, and other benefit plans (such as pension and profit

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                           sharing plans) as Employer maintains from time to
                           time for the benefit of other vice-president executives of Employer, on the terms and subject to the conditions set forth in such plans, including without limitation Employer's 401(k) Plan.

                  3.2 EFFECT OF TERMINATION. Except as hereinafter provided, upon the termination of the employment of Employee hereunder for any reason, Employee shall be entitled to all compensation and benefits earned or accrued under Section 3.1 as of the effective date of Termination (the "Termination Date"), but from and after the Termination Date no additional compensation or benefits shall be earned by Employee hereunder. Except in the case of a termination of the employment of Employee pursuant to Section 2(ii) hereof or a termination by Employee of Employee's employment pursuant to Section 2(iii) hereof, Employee shall be deemed to have earned any Bonus payable with respect to the calendar quarter in which the Termination Date occurs on a prorated basis (with the Bonus calculated as of the end of the quarter in which the Termination Date occurs and with proration through the Termination Date). If Employee's employment hereunder is terminated by Employer pursuant to Section 2(iv) hereof, then, in addition to any other amount payable hereunder, Employer shall continue to pay Employee his normal Salary pursuant to Section 3.1(a) during the Termination Period (as defined below) in periodic payments (on the same basis as if Employee continued to serve as an employee hereunder for such period) and Employee shall continue to be eligible to receive his automobile allowance and shall be entitled to have Employer pay his individual premiums for his COBRA health insurance benefits during the Termination Period without any additional expense to Employee. The "Termination Period" shall mean a period that commences on the Termination Date and continues thereafter for twelve (12) months.

                  If Employee's employment hereunder is terminated by Employer pursuant to Section 2(ii)(E) for failure to meet quarterly or annual sales goals or objectives established by Employer for Employee, then Employer shall continue to pay Employee his normal Salary pursuant to Section 3.1(a) during the three months immediately following the effective date of termination in periodic payments (on the same basis as if Employee continued to serve as an employee during such period).

                  If within sixty (60) days after the effective date of an acquisition of Employer (by a merger, sale of assets, sale of stock, or otherwise), Employer or its successor has not offered to Employee a position of employment (under which employment Employee would have an office within a fifty
(50) mile radius of his home in Atlanta or a fifty (50) mile radius of the Employer's


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office in Manchester, Georgia) that is mutually acceptable to Employee and
Employer or its successor, then Employee may thereafter resign from his employment under Section 2(iii) above and in the event of such resignation Employer or its successor shall continue to pay Employee his normal Salary pursuant to Section 3.1(a) during the eighteen (18) month period immediately after the effective date of such acquisition in periodic payments (on the same basis as if Employee continued to serve as an employee hereunder for such period) and Employee shall continue to be eligible to receive his automobile allowance and shall be entitled to have Employer pay his individual premiums for his COBRA health insurance benefits during such eighteen (18) months without any additional expense to Employee.

                  3.3 STAY-PUT BONUS. In the event Employer is acquired by a third party (by merger or other combination, purchase of assets, purchase of stock, or otherwise (the "Acquisition")) and Employee remains an employee of Employer through the effective closing date of the Acquisition, Employee shall earn and be paid a bonus by Employer or its successor in the amount of Fifty Thousand Dollars ($50,000.00). If earned, such bonus shall be paid to Employee no later than ten (10) days after the effective closing date of the Acquisition.

         SECTION 4 NON-COMPETE COVENANTS.

         During the eighteen (18) month period described in the last paragraph of Section 3.2 above, or the Termination Period described in the first paragraph in Section 3.2, whichever may be applicable, Employee shall not, on his own behalf or on behalf of others, engage within the United States in the sale or marketing of implantable vascular access ports of hemodialysis catheters. During the eighteen (18) month period described in the last paragraph of Section 3.2 above, or the Termination Period described in the first paragraph in Section 3.2, whichever may be applicable, Employee shall not, on his own behalf or on behalf of others, hire or solicit for employment any person who at the time of such hiring or solicitation is an employee of Employer.

         SECTION 5 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  5.1 TRADE SECRETS. During the term of the Employee's employment by the Employer and after the termination of such employment, whether such termination is by the Employee or the Employer, the Employee shall not use or disclose, or permit any unauthorized person access to, any Trade Secrets belonging to the Employer or any third party whose Trade Secrets are in the possession of the Employer.

                  5.2 CONFIDENTIAL INFORMATION. During the term of the Employee's employment by the Employer and for a period of two (2) years after termination of such employment, whether such termination is by the Employee or by the Employer, the Employee


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shall not use or disclose, or permit any unauthorized person access to, any
Confidential Information belonging to the Employer or any third party whose Confidential Information is in the possession of the Employer.

                  5.3 DELIVERY OF INFORMATION. Upon request of the Employer and in any event upon the termination of employment with the Employer, the Employee shall deliver to the Employer all memoranda, notes, records, tapes, documentation, disks, manuals, files, or other documents, and all copies thereof, concerning or containing Confidential Information or Trade Secrets that are in the Employee's possession, whether made or compiled by the Employee or furnished to the Employee by the Employer.

                  5.4 DEFINITION OF TRADE SECRETS. For purposes of this Agreement, "Trade Secrets" shall refer to the trade secrets of the Employer as that term is defined in the Official Code of Georgia Annotated, ss.10-1-761, as amended from time to time. Trade Secrets also include any information described herein which the Employer obtains from a third party, which Employer or such third party treats as proprietary or designates as Trade Secrets, whether or not owned or developed by the Employer.

                  5.5 DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" shall mean any data or information, other than Trade Secrets, that is of value to the Employer and is not generally known to competitors of the Employer and that is treated by the Employer as confidential (whether or not such material or information is marked "confidential"). To the extent consistent with the foregoing and to the extent not Trade Secrets, Confidential Information includes, but is not limited to, lists of any information about the Employer's executives and employees, marketing techniques, price lists, pricing policies, business methods, manufacturing processes and records, regulatory files and information, supplier and vendor information and contracts, and financial information. Confidential Information also includes any information described in this paragraph which the Employer obtains from a third party, which the Employer or the third party treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Employer.

         SECTION 6 MISCELLANEOUS.

                  6.1 INDEMNIFICATION. Employee is entitled to indemnification from Employer for claims against Employee in his capacity as an officer or employee of Employer in the manner provided in the bylaws of Employer and Georgia law.

                  6.2 SEVERABILITY. The covenants in this Agreement shall be construed as covenants independent of one another and as obligations distinct from any other contract between Employee and

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Employer. Any claim that Employee may have against Employer shall not constitute a defense to enforcement by Employer of this Agreement.

                  6.3      NOTICES.

                           EMPLOYER:        Horizon Medical Products, Inc.

                                            ATTN: CHIEF EXECUTIVE OFFICER
                                            Seven North Parkway Square
                                            4200 Northside Parkway, N.W.
                                            Atlanta, Georgia  30327

                           EMPLOYEE:        Robert Singer
                                            1412 Old Forge Lane
                                            Woodstock, Georgia  30189

or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.

                  6.4 BINDING EFFECT. This Agreement inures to the benefit of, and is binding upon, Employer and its successors and assigns, and Employee, together with Employee's executor, administrator, personal representative, heirs, and legatees.

                  6.5 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements, or agreements to the contrary heretofore made. This Agreement supersedes and terminates all prior employment and compensation agreements, arrangements, and understandings between or among Employer and Employee, including without limitation the Severance and Bonus Agreement dated November 12, 1999 between Employee and Employer. This Agreement may be modified only by a written instrument signed by all of the parties hereto.

                  6.6 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

                  6.7 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and



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shall not affect in any way the meaning or interpretation of this Agreement.

                  6.8 SPECIFIC PERFORMANCE. Each party hereto hereby agrees that any remedy at law for any breach of the provisions contained in Sections 4 or 5 of this Agreement shall be inadequate and that the other parties hereto shall be entitled to specific performance and any other appropriate injunctive relief in addition to any other remedy such party might have under this Agreement or at law or in equity.

                  6.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             HORIZON MEDICAL PRODUCTS, INC.



                                             By: /s/ William E. Peterson, Jr.
                                                 -----------------------------
                                                  William E. Peterson, Jr.,
                                                  President



                                             EMPLOYEE:


                                                 /s/ Robert Singer
                                             ---------------------------------
                                             Robert Singer